Exhibit 99.1

For Immediate Release on Tuesday, July 30, 2013

GASCO ENERGY ANNOUNCES SECOND QUARTER 2013

FINANCIAL AND OPERATING RESULTS

DENVER — July 30, 2013 /PRNewswire-FirstCall/ — Gasco Energy, Inc. (OTCQB: GSXN) (“Gasco” or the “Company”) today announced financial and operating results for the second quarter ended June 30, 2013.

Q2-13 Financial Results

Oil and gas sales for the second quarter ended June 30, 2013 were $2.9 million, as compared to $1.6 million for the same period in 2012.  Natural gas sales comprised 83% of total oil and gas sales for Q2-13.  The year-over-year increase in oil and gas sales is primarily attributed to a 99% increase in the average price received for the Company’s natural gas volumes, a 6% increase in the average price received for oil volumes, offset in part by a 4% decrease in equivalent production volumes.

Gasco’s average realized gas price was $4.50 per thousand cubic feet of natural gas (Mcf) for Q2-13, compared to $2.26 per Mcf in the prior-year period, excluding the effect of hedges.  During June 2012, the Company settled its remaining commodity hedge contract, and the Company currently does not have any commodity hedges in place.

The average realized oil price for Q2-13 was $82.92 per barrel, as compared to $78.57 per barrel for the prior-year period.  Gasco does not hedge its crude oil volumes.

For Q2-13, Gasco reported a net loss of $3.0 million, or $0.02 per basic and diluted share, as compared to a net loss of $5.1 million, or $0.03 per basic and diluted share in Q2-12.

As of June 30, 2013, Gasco’s total assets were $53.2 million, its stockholders’ equity was $13.1 million, and cash and cash equivalents were $2.0 million.

Net cash provided by operating activities during Q2-13 was $0.5 million, as compared to net cash used in operating activities of $3.0 million in the comparable 2012 reporting period.  Net cash used in investing activities during Q2-13 was $0.25 million, as compared to net cash provided by investing activities in the prior-year period of $0.1 million.

Q2-13 Unit Cost and Expense Comparisons

Gasco Energy, Inc.				% Change
Unit Cost Analysis	Q2-13	Q1-13	Q2-12	Sequential	Q-o-Q
Sales Volumes in Barrels of Oil Equivalent (Mcfe)	565,480	455,937	588,196	24%	-4%
Average Price Received Gas ($ / Mcf)	$4.50	$3.38	$2.26	33%	99%
Average Price Received Oil ($ / Bbl)	82.92	79.21	78.57	5%	6%
LOE Components
Direct Operating Expenses ($ / Mcfe)	1.65	0.98	1.45	68%	13%
Workover Expense ($ / Mcfe)	0.10	0.19	0.40	-45%	-74%
Production Tax ($ / Mcfe)	0.06	0.09	0.10	-34%	-40%
Total Lease Operating Expense ($ / Mcfe)	1.81	1.26	1.96	44%	-7%
Transportation Expense ($ / Mcfe)	1.60	0.99	0.88	61%	82%
DD&A Expense ($ / Mcfe)	0.70	0.82	1.10	-14%	-37%
G&A Expense ($ / Mcfe)	2.64	2.12	1.89	24%	39%
Non-cash Stock-based Compensation Expense ($ / Mcfe)	$0.08	$0.11	$0.13	-26%	-35%

Q2-13 Production

Estimated cumulative net production for Q2-13 was 565 million cubic feet of natural gas equivalent (MMcfe), as compared to 588 MMcfe in the prior-year period.  Included in the Q2-13 equivalent calculation are production volumes of 5,800 barrels of liquid hydrocarbons, as compared to the prior-year period production volumes of 4,200 barrels of liquid hydrocarbons.  Net production changes are attributed to normal production declines in existing wells, which were partially offset by new producing wells and recompletions and workovers of existing wells.

First Half 2013 Period

Note Regarding Uinta Basin Joint Venture

During Q1-12, Gasco conveyed a 50% interest in certain of its Uinta Basin properties to its joint venture partner concurrent with the March 22, 2012 closing of the transaction.  Due to the 50% interest conveyance, operational and financial results for the six-month period ended June 30, 2013 are not similarly comparable to the same period ended June 30, 2012.

Oil and gas sales for the first half of 2013 were $4.7 million, as compared to $4.8 million for the same period in 2012.  The decrease in oil and gas sales during the first half 2013, as compared to the prior-year period, is primarily attributed to the Uinta Basin transaction and normal production decline and to a 5% decrease in the average price received for oil volumes, offset in part by a 56% increase in prices received for natural gas volumes.

The average prices received for the first half of 2013 were $4.00 per Mcf and $81.11 per barrel of oil, as compared to $2.57 per Mcf and $85.36 per barrel in the 2012 first-half reporting period.

For the first half of 2013, Gasco reported a net loss of $4.7 million, or $0.03 per share, as compared to a net loss of $10.2 million, or $0.06 per share in the prior year period.  Included in the first half 2013 results are a non-cash gain of $0.7 million attributed to derivatives and $0.2 million related to an impairment of the carrying value of the Company’s inventory.

Excluding the effect of the above-stated non-cash items, Gasco would have posted a net loss of $3.8 million, or $0.02 per share for the six-month period ended June 30, 2013.  Net loss excluding the effect of non-cash items is a non-GAAP financial measure.

Net cash provided by operating activities for the first half of 2013 was $0.3 million as compared to net cash used in operating activities of $3.5 million for the same period in 2012.  The Company invested approximately $1.1 million during the first half of 2013 in oil and gas activities.  Net cash provided by investing activities during the first half of 2012 included $19.2 million in cash proceeds from the sale of certain of the Company’s Uinta Basin assets as part of the previously announced Uinta Basin joint venture.  Net cash used in financing activities was $8.5 million in the first half of 2012.

Outlook

Due to the significant extended decline in the natural gas market and low natural gas prices in recent years caused primarily by excess production, Gasco has not been able to recover its exploration and development costs as anticipated.  As such, there is substantial doubt regarding the Company’s ability to generate sufficient cash flows from operations to fund its ongoing operations, and the Company currently anticipates that cash on hand and forecasted cash flows from operations will only be sufficient to fund cash requirements for working capital through September of 2013.  This expectation has been revised from the Company’s previous estimate as reported in its Form 10-Q for the quarter ended March 31, 2013, due to the implementation of cost savings measures and cash management strategies.

In addition, the Company did not pay the April 5, 2013 semi-annual interest payment on its 2015 Notes, and as a result, an event of default occurred under the indenture, which could result in legal action for collection of the 2015 Notes or the filing of an involuntary petition for bankruptcy against the Company. As a result of the event of default, the trustee of the 2015 Notes or the holders of at least 25% in aggregate principal amount of the 2015 Notes have the right to accelerate payment obligations under the 2015 Notes.  As of July 30, 2013, total accumulated principal and interest on the 2015 Notes (including default interest) equaled $47,233,455.  The Company has not received any notice of acceleration of the 2015 Notes as of July 30, 2013 and it is engaged in discussions with the holders of the 2015 Notes regarding responding to the default.

Gasco has not allocated any amounts to its 2013 capital budget.  The Company’s prior revolving credit facility matured in June 2012, at which time Gasco repaid all of the outstanding borrowings thereunder.  While the Company has attempted to secure a replacement facility, it has been unable to do so on acceptable terms and the Company is no longer actively in discussions to obtain a replacement facility.  There can be no assurance that Gasco will be able to adequately finance its operations or execute its existing short-term and long-term business plans, and the Company’s liquidity and results of operations are likely to be materially adversely affected if it is unable to generate sufficient operating cash flows, secure additional capital or otherwise pursue a strategic restructuring, refinancing or other transaction to provide the Company with additional liquidity.

As previously announced, Gasco has engaged Stephens, Inc., a financial advisor, to assist the Company in evaluating such potential strategic alternatives, including a sale of the Company or all of its assets.  It is possible these strategic alternatives will require the Company to make a pre-packaged, pre-arranged or other type of filing for protection under Chapter 11 of the U.S. Bankruptcy Code (or an involuntary petition for bankruptcy may be filed against the Company).  These factors raise substantial doubt about Gasco’s ability to continue as a going concern.

Teleconference Call

Gasco has elected to postpone its second quarter conference call with investors, analysts and other interested parties until such a time that that the Company can convey further substantial and material information regarding its current liquidity situation.

About Gasco Energy

Denver-based Gasco Energy, Inc. is a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region and in California’s San Joaquin Basin.  Gasco’s principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases.  Gasco focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the oil-bearing Green River Formation and the natural gas-prone Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations.  To learn more, visit Gasco’s website at www.gascoenergy.com.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

Forward-looking Statements

Certain statements set forth in this press release relate to management’s future plans, objectives and expectations.  Such statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding Gasco’s strategic alternatives, future financial position, expectations with respect to its liquidity, capital resources and ability to continue as a going concern, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. These statements express, or are based on, management’s current expectations and forecasts about future events. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “would,” “could,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “foresee,” or “continue” or the negative thereof or similar terminology.

Although any forward-looking statements contained in this press release or otherwise expressed by us are to the knowledge and in the judgment of management, believed to be reasonable when made, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken.  Forward-looking statements involve and may be affected by inaccurate assumptions, and known and unknown risks and uncertainties (some of which are beyond Gasco’s control), that may cause Gasco’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result.  Some of the key factors that may cause actual results to vary from those Gasco expects include the recent resignation of W. King Grant, Gasco’s former President, Chief Executive Officer and director; Gasco’s failure to make the April 5, 2013 interest payment on its outstanding convertible senior notes and the right of the trustee or holders of at least 25% in aggregate principal amount of the notes to accelerate payment obligations; Gasco’s ability to pursue strategic restructuring, refinancing or other transactions which may be necessary to continue as a going concern; any determination by Gasco to make a pre-packaged, pre-arranged or other type of filing for protection under Chapter 11 of the U.S. Bankruptcy Code or the filing of an involuntary petition for bankruptcy against Gasco; Gasco’s ability to maintain adequate cash flow from operations or obtain adequate financing to fund its operations and meet working capital needs and its related ability to continue as a going concern; volatility and declines in Gasco’s stock price and its ability to regain and maintain compliance with NYSE MKT continued listing standards; the ability to meet firm commitment delivery obligations in transportation and processing agreements or otherwise suspend or satisfy minimum volume deficiency payment obligations; the ability to maintain relationships with suppliers and customers; overall demand for natural gas and oil in the United States; the ability to successfully operate within the restrictions imposed by the indenture governing Gasco’s convertible senior notes; any requirement to write down the carrying value of oil and natural gas properties due to reductions in oil and natural gas prices, or downward adjustments to estimated proved reserves; inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices; competition from other companies with greater resources; environmental and other government regulations, including new or proposed legislation; defects in title to properties; inability to borrow or unavailability of other sources of capital resources to fund capital expenditures; general economic conditions in the United States; Gasco’s ability to manage interest rate and commodity price exposure; the condition of credit and capital markets in the United States; and other risks described in (1) Part I, “Item 1A—Risk Factors,” “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 7A—Quantitative and Qualitative Disclosure About Market Risk” and elsewhere in Gasco’s Annual Report on Form 10-K for the year ended December 31, 2012, (2) Part II, “Item 1A—Risk Factors,” in Gasco’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and (3) Gasco’s other reports and registration statements filed from time to time with the SEC.

Any of these factors could cause Gasco’s actual results to differ materially from the results implied by these or any other forward-looking statements made by Gasco or on its behalf.  Gasco cannot assure you that its future results will meet its expectations.  When you consider these forward-looking statements, you should keep in mind these factors.  All subsequent written and oral forward-looking statements attributable to Gasco, or persons acting on its behalf, are expressly qualified in their entirety by these factors.  Gasco’s forward-looking statements speak only as of the date made.  Gasco assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.

[Financial and Operational Tables Accompany this News Release]

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Gasco’s Filing on Form 10-Q for the quarter ended June 30, 2013 filed with the SEC on July 30, 2013.

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2013	2012
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,030,031	$2,938,086
Accounts receivable
Joint interest billings	2,358,076	1,753,204
Revenue	828,141	777,567
Inventory	1,469,490	1,730,733
Prepaid expenses	57,481	153,848
Total	6,743,219	7,353,438

PROPERTY, PLANT AND EQUIPMENT, at cost
Oil and gas properties (full cost method)
Proved properties	264,990,062	264,814,427
Unproved properties	32,156,446	31,486,314
Facilities and equipment	1,499,297	1,493,314
Furniture, fixtures and other	506,511	506,511
Total	299,152,316	298,300,566
Less accumulated depletion, depreciation, amortization and impairment	(253,987,568)	(253,176,523)
Total	45,164,748	45,124,043

NONCURRENT ASSETS
Deposit	551,370	531,443
Deferred financing costs	703,362	845,367
Total	1,254,732	1,376,810

TOTAL ASSETS	$53,162,699	$53,854,291

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

(Unaudited)

	June 30,	December 31,
	2013	2012

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
5.5% Convertible Senior Notes due 2015, net of unamortized discount of $16,091,162	$29,076,838	$—
Accounts payable	2,034,928	1,548,121
Revenue payable	3,118,261	2,454,282
Advances from joint interest owners	47,667	47,667
Accrued interest	1,850,672	586,556
Accrued expenses	236,000	396,000
Total	36,364,366	5,032,626

NONCURRENT LIABILITIES
5.5% Convertible Senior Notes due 2015, net of unamortized discount of $18,530,539	—	26,637,461
Deferred income from sale of assets	2,361,951	2,463,177
Asset retirement obligation	856,308	815,660
Derivative instruments	175,000	907,500
Deferred rent	299,635	294,236
Total	3,692,894	31,118,034

STOCKHOLDERS’ EQUITY
Series B Convertible Preferred stock - $0.001 par value; 20,000 shares authorized; zero shares outstanding	—	—
Series C Convertible Preferred stock - $0.001 par value; 2,000,000 shares authorized; 182,065 shares outstanding as of June 30, 2013 and December 31, 2012	182	182
Common stock - $0.0001 par value; 600,000,000 shares authorized; 169,823,681 shares issued and 169,749,981 outstanding as of June 30, 2013 and December 31, 2012	16,982	16,982
Additional paid-in capital	262,725,174	262,624,918
Accumulated deficit	(249,506,604)	(244,808,156)
Less cost of treasury stock of 73,700 common shares	(130,295)	(130,295)
Total	13,105,439	17,703,631

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,162,699	$53,854,291

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,
	2013	2012

REVENUES
Gas	$2,390,663	$1,273,178
Oil	477,782	330,695
Total	2,868,445	1,603,873

OPERATING EXPENSES
Lease operating	1,025,792	1,152,462
Transportation and processing	905,900	518,394
Depletion, depreciation, amortization and accretion	395,706	648,239
Impairment	230,500	3,755,000
General and administrative	1,491,871	1,112,620
Total	4,049,769	7,186,715

OPERATING LOSS	(1,181,324)	(5,582,842)

OTHER (EXPENSE) INCOME
Interest expense	(1,973,078)	(1,659,945)
Derivative gains	127,500	2,024,957
Amortization of deferred income from sale of assets	50,613	50,613
Interest income	—	15,658
Total	(1,794,965)	431,283

NET LOSS	$(2,976,289)	$(5,151,559)

NET LOSS PER COMMON SHARE — BASIC AND DILUTED	$(0.02)	$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	169,545,981	169,136,562

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Six Months Ended June 30,
	2013	2012

REVENUES
Gas	$3,820,090	$3,581,042
Oil	912,411	1,203,098
Total	4,732,501	4,784,140

OPERATING EXPENSES
Lease operating	1,601,264	2,840,463
Transportation and processing	1,359,244	1,175,366
Depletion, depreciation, amortization and accretion	768,778	1,498,266
Impairment	230,500	8,055,000
General and administrative	2,459,391	2,517,602
Total	6,419,177	16,086,697

OPERATING LOSS	(1,686,676)	(11,302,557)

OTHER INCOME (EXPENSE)
Interest expense	(3,845,498)	(3,388,714)
Gain on sale of assets	—	2,567,574
Derivative gains	732,500	1,788,090
Amortization of deferred income from sale of assets	101,226	101,226
Interest income	—	24,678
Total	(3,011,772)	1,092,854

NET LOSS	$(4,698,448)	$(10,209,703)

NET LOSS PER COMMON SHARE — BASIC AND DILUTED	$(0.03)	$(0.06)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	169,545,981	168,550,182

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,698,448)	$(10,209,703)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depletion, depreciation, amortization, accretion and impairment expense	999,278	9,553,266
Stock-based compensation	100,256	136,861
Change in fair value of derivative instruments	(732,500)	(532,142)
Gain on sale of assets	—	(2,567,574)
Amortization of debt discount, deferred expenses and other	2,485,555	1,925,462
Payment of deposit	(19,927)	(46,138)
Changes in operating assets and liabilities:
Accounts receivable	(655,446)	(410,627)
Inventory	30,743	7,974
Prepaid expenses	96,367	78,346
Accounts payable	880,807	(1,119,867)
Revenue payable	663,979	(308,795)
Accrued interest	1,264,116	—
Accrued expenses	(160,000)	25,785
Net cash provided by (used in) operating activities	254,780	(3,467,152)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for acquisitions, development and exploration	(1,162,835)	(3,812,087)
Cash paid for furniture, fixtures and other	—	(196,572)
Proceeds from sale of assets	—	19,192,321
Decrease in advances from joint interest owners	—	(1,779)
Net cash (used in) provided by investing activities	(1,162,835)	15,181,883

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under line of credit	—	2,000,000
Repayment of borrowings	—	(10,544,969)
Net cash used in financing activities	—	(8,544,969)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(908,055)	3,169,762

CASH AND CASH EQUIVALENTS:
BEGINNING OF PERIOD	2,938,086	1,965,967
END OF PERIOD	$2,030,031	$5,135,729